POWER OF ATTORNEY

The undersigned officers and trustees of Buffalo Funds (the "Registrant") hereby appoint Kent W. Gasaway, Joseph C. Neuberger and Katharine A. Barry (with full power to each of them to act alone) his attorney-in-fact and agent, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with, or register any security issued by the Registrant under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.

Each of the undersigned grants to each of said attorneys, full authority to do and perform all acts necessary or incidental in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document. The undersigned officers and trustees hereby execute this Power of Attorney on the 23rd day of July, 2003.


/s/ Joseph C. Neuberger                         /s/ Gene M. Betts
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Joseph C. Neuberger                             Gene M. Betts

/s/ Thomas S. Case                              /s/ Kent W. Gasaway
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Thomas S. Case                                  Kent W. Gasaway

/s/ J. Gary Gradinger                           /s/ Philip J. Kennedy
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J. Gary Gradinger                               Philip J. Kennedy